Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2015

Q3 2015 Financial Highlights

•	Revenue: $555.8 million

•	GAAP earnings per share: $0.35

•	Non-GAAP earnings per share: $0.63

MOUNTAIN VIEW, Calif. – Aug. 19, 2015 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2015.

For the third quarter of fiscal year 2015, Synopsys reported revenue of $555.8 million, compared to $521.8 million for the third quarter of fiscal 2014, an increase of 6.5 percent.

“Synopsys delivered strong third quarter results, and expects to exit the year with approximately 10% non-GAAP earnings per share growth,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our new products are driving excellent customer design success and adoption momentum. In addition, we closed several acquisitions, further strengthening our IP portfolio and expanding our presence in the higher-growth software quality and security market.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2015 was $55.4 million, or $0.35 per share, compared to $65.7 million, or $0.42 per share, for the third quarter of fiscal 2014.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2015 was $99.7 million, or $0.63 per share, compared to non-GAAP net income of $103.2 million, or $0.65 per share, for the third quarter of fiscal 2014. Reconciliation between GAAP and non-GAAP results is provided below.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2015. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in the remainder of fiscal year 2015. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2015 Targets:

•	Revenue: $570 million - $585 million

•	GAAP expenses: $503 million - $521 million

•	Non-GAAP expenses: $450 million - $460 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: 19 - 20 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.31 - $0.38

•	Non-GAAP earnings per share: $0.65 - $0.67

Full Fiscal Year 2015 Targets:

•	Revenue: $2.225 billion - $2.240 billion

•	Other income and expense: $10 million - $12 million

•	Tax rate applied in non-GAAP net income calculations: 19 - 20 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.43 - $1.50

•	Non-GAAP earnings per share: $2.76 - $2.78

•	Cash flow from operations: approximately $450 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including restructuring charges and certain accruals for legal and tax matters, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2015 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2015 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
GAAP net income	$55,387	$65,656	$176,172	$196,669
Adjustments:
Amortization of intangible assets	32,892	32,809	97,248	92,990
Stock compensation	23,905	21,399	64,769	58,340
Acquisition-related costs	4,431	36	8,615	5,484
Restructuring charges	(248)	—	15,088	—
Legal and tax matters	(10,270)	(2,981)	(11,789)	(15,288)
Tax adjustments	(6,419)	(13,768)	(17,195)	(40,262)

Non-GAAP net income	$99,678	$103,151	$332,908	$297,933

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
GAAP net income per share	$0.35	$0.42	$1.12	$1.25
Adjustments:
Amortization of intangible assets	0.21	0.21	0.62	0.59
Stock compensation	0.14	0.14	0.40	0.37
Acquisition-related costs	0.03	0.00	0.05	0.04
Restructuring charges	—	—	0.10	—
Legal and tax matters	(0.06)	(0.03)	(0.07)	(0.10)
Tax adjustments	(0.04)	(0.09)	(0.11)	(0.26)

Non-GAAP net income per share	$0.63	$0.65	$2.11	$1.89

Shares used in calculation	158,584	157,622	157,850	157,253

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2015 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2015 (1)
	Low	High
Target GAAP expenses	$503,000	$521,000
Adjustments:
Estimated impact of amortization of intangible assets	(33,000)	(36,000)
Estimated impact of stock compensation	(20,000)	(25,000)

Target non-GAAP expenses	$450,000	$460,000

	Range for Three Months Ending October 31, 2015 (1)
	Low	High
Target GAAP earnings per share	$0.31	$0.38
Adjustments:
Estimated impact of amortization of intangible assets	0.23	0.21
Estimated impact of stock compensation	0.16	0.13
Estimated impact of tax adjustments	(0.05)	(0.05)

Target non-GAAP earnings per share	$0.65	$0.67

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2015 Targets

	Range for Fiscal Year Ending October 31, 2015 (1)
	Low	High
Target GAAP earnings per share	$1.43	$1.50
Adjustments:
Estimated impact of amortization of intangible assets	0.85	0.83
Estimated impact of stock compensation	0.57	0.54
Acquisition-related costs	0.05	0.05
Restructuring charges	0.10	0.10
Legal and tax matters	(0.07)	(0.07)
Estimated net non-GAAP tax adjustments	(0.17)	(0.17)

Target non-GAAP earnings per share	$2.76	$2.78

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ fourth quarter and fiscal year end on October 31, 2015.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 366153, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2015 in December 2015. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2015 earnings call in December 2015, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2015 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2015 in its quarterly report on Form 10-Q to be filed by Sept. 10, 2015.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP, and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions, products, technologies, business model, new markets, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry, and consolidation among our customers;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, which could result in possible delays in customer orders, potential loss of customers, key employees, partners or vendors, uncertain customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in accounting principles or standards or in the way they are applied;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending Oct. 31, 2015; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2015; and cash flow from operations on a GAAP basis for fiscal year 2015 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets has become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) litigation, (x) general economic conditions, and (xi) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q. Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2015 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, tax law changes, and actions by government authorities. Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2015 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call, the financial supplement, or the corporate overview presentation, whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
Revenue:
Time-based license	$445,807	$431,184	$1,324,677	$1,255,515
Upfront license	48,878	31,594	139,671	101,863
Maintenance and service	61,120	59,034	190,704	161,082

Total revenue	555,805	521,812	1,655,052	1,518,460
Cost of revenue:
License	77,516	68,573	218,650	198,700
Maintenance and service	25,251	20,685	82,244	62,065
Amortization of intangible assets	26,704	26,272	78,182	74,699

Total cost of revenue	129,471	115,530	379,076	335,464

Gross margin	426,334	406,282	1,275,976	1,182,996
Operating expenses:
Research and development	197,999	182,809	567,924	528,395
Sales and marketing	116,988	112,271	343,736	332,847
General and administrative	43,925	37,438	121,254	112,246
Amortization of intangible assets	6,188	6,537	19,066	18,291
Restructuring charges	(248)	—	15,088	—

Total operating expenses	364,852	339,055	1,067,068	991,779

Operating income	61,482	67,227	208,908	191,217
Other income (expense), net	3,711	3,544	16,784	18,797

Income before income taxes	65,193	70,771	225,692	210,014
Provision (benefit) for income taxes	9,806	5,115	49,520	13,345

Net income	$55,387	$65,656	$176,172	$196,669

Net income per share:
Basic	$0.36	$0.42	$1.14	$1.27
Diluted	$0.35	$0.42	$1.12	$1.25

Shares used in computing per share amounts:
Basic	155,533	155,194	154,835	154,611

Diluted	158,584	157,622	157,850	157,253

(1)	Synopsys’ third quarter for fiscal year 2015 and 2014 ended on August 1, 2015 and August 2, 2014, respectively. For presentation purposes, we refer to closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2015	October 31, 2014
ASSETS:
Current assets:
Cash and cash equivalents	$986,423	$985,762
Short-term investments	136,496	—

Total cash, cash equivalents and short-term investments	1,122,919	985,762
Accounts receivable, net	307,825	326,727
Deferred income taxes	75,939	111,449
Income taxes receivable and prepaid taxes	36,344	26,496
Prepaid and other current assets	84,510	54,301

Total current assets	1,627,537	1,504,735
Property and equipment, net	260,667	249,098
Goodwill	2,335,816	2,255,708
Intangible assets, net	318,499	365,030
Long-term prepaid taxes	13,800	17,645
Long-term deferred income taxes	211,733	208,156
Other long-term assets	185,920	175,127

Total assets	$4,953,972	$4,775,499

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$330,825	$397,113
Accrued income taxes	25,750	31,404
Deferred revenue	912,768	928,242
Short-term debt	190,000	30,000

Total current liabilities	1,459,343	1,386,759
Long-term accrued income taxes	39,207	50,952
Long-term deferred revenue	90,569	77,646
Long-term debt	22,500	45,000
Other long-term liabilities	204,105	158,972

Total liabilities	1,815,724	1,719,329
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 155,929 and 155,965 shares outstanding, respectively	1,559	1,560
Capital in excess of par value	1,604,994	1,614,603
Retained earnings	1,688,764	1,551,592
Treasury stock, at cost: 1,336 and 1,299 shares, respectively	(61,204)	(49,496)
Accumulated other comprehensive income (loss)	(95,865)	(62,089)

Total stockholders’ equity	3,138,248	3,056,170

Total liabilities and stockholders’ equity	$4,953,972	$4,775,499

(1)	Synopsys’ third quarter for fiscal year 2015 ended on August 1, 2015. Fiscal year 2014 ended on November 1, 2014. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$176,172	$196,669
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	154,535	140,750
Stock compensation	63,463	58,341
Allowance for doubtful accounts	1,100	(750)
(Gain) loss on sale of investments	(22)	(6,538)
Deferred income taxes	24,134	7,459
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	16,976	24,834
Prepaid and other current assets	(35,836)	982
Other long-term assets	(16,141)	(18,847)
Accounts payable and accrued liabilities	(25,512)	(28,270)
Income taxes	(20,633)	(18,950)
Deferred revenue	4,507	22,361

Net cash provided by operating activities	342,743	378,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	48,155	—
Purchases of short-term investments	(185,402)	—
Proceeds from sales of long-term investments	—	7,313
Purchases of property and equipment	(67,708)	(58,085)
Cash paid for acquisitions and intangible assets, net of cash acquired	(126,883)	(373,513)
Capitalization of software development costs	(2,798)	(2,812)
Other	900	(3,000)

Net cash used in investing activities	(333,736)	(430,097)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	410,000	200,000
Repayment of debt	(272,924)	(223,239)
Issuances of common stock	56,414	45,336
Purchases of treasury stock	(180,000)	(79,747)
Other	(116)	(5,008)

Net cash provided by (used in) financing activities	13,374	(62,658)
Effect of exchange rate changes on cash and cash equivalents	(21,720)	(4,681)

Net change in cash and cash equivalents	661	(119,395)
Cash and cash equivalents, beginning of the year	985,762	1,022,441

Cash and cash equivalents, end of the period	$986,423	$903,046

(1)	Synopsys’ third quarter for fiscal year 2015 and 2014 ended on August 1, 2015 and August 2, 2014, respectively. For presentation purposes, we refer to closest calendar month end.